                                                                     EXHIBIT 1.1



                         SUMMIT HOLDING SOUTHEAST, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                 March __, 1997


RAYMOND JAMES & ASSOCIATES, INC.

ABN AMRO Chicago Corporation

as Representatives of the Several
Underwriters (the "Representatives")
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Dear Sirs:

         Subject to the terms and conditions stated herein, Summit Holding Southeast, Inc., a Florida corporation (the "Company"), proposes to issue and sell shares of its common stock, par value $.01 per share ("Common Stock"), in connection with the Amended Plan of Conversion and Recapitalization (the "Plan") of Employers Self Insurers Fund ("ESIF"), pursuant to which ESIF will simultaneously convert from a Florida group self-insurance fund to a Florida stock insurance company under the name Bridgefield Employers Insurance Company ("Bridgefield") and become a wholly owned subsidiary of the Company (the "Conversion"). Pursuant to the Plan, the Company proposes: (1) to issue to Eligible Policyholders (as defined in the Plan) of ESIF shares of Series A Preferred Stock, par value $10 per share (the "Preferred Stock"), in partial exchange for their membership interests in ESIF; (2) to offer to issue and sell shares of Common Stock to Eligible Policyholders, as well as to certain directors, officers and employees of the Company and its subsidiaries (the "Management Group"), pursuant to nontransferable subscription rights (the "Subscription Offering"); and (3) to issue and sell shares of Common Stock not subscribed and paid for pursuant to the Subscription Offering ("Firm Shares") to the Underwriters named in Schedule I (the "Underwriters"), as provided in this Agreement (the "Public Offering"). Furthermore, at the election of the Underwriters and subject to the terms and conditions stated herein, the Company proposes to sell to the Underwriters up to 750,000 additional shares of Common Stock (the "Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares." As used in this Agreement, unless the context requires otherwise, the term "Subsidiaries" refers to ESIF and its subsidiaries, whether before or after the Company's acquisition of the Common Stock of ESIF in connection with the Conversion.

         1.      REPRESENTATIONS AND WARRANTIES.


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

                          (i)     A registration statement on Form S-1 (File
                 No. 333-16499) with respect to the Preferred Stock and Common Stock, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of
                 1933, as amended (the Act"), and one or more amendments, including one or more post-effective amendments, to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission, if such registration statement, as it may have been amended, has become effective under the Act and information has been omitted therefrom (or from any post-effective amendment thereto) in accordance with Rule 430A under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement) with such changes or insertions as are required by Rule 430A or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended at the time when it (or the most recent post-effective amendment thereto) was or is declared effective, including all financial statement schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Preliminary Prospectus" means each prospectus subject to completion included in such Registration Statement or any amendment or post-effective amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement (or the most recent post-effective amendment thereto) at the time it was or is declared effective); and the term "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act or, if no prospectus is required to be so filed, such term means the prospectus included in the Registration Statement. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus.

                          (ii) No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by the Commission or the securities authority of any state or other jurisdiction.

                          (iii) When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, and at each Time of Delivery (as hereinafter defined), it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder, and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (iii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the

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                 Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any of the Underwriters specifically for use therein.

                          (iv) The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings or contracts and other documents are accurate and fairly present the information required to be shown; and there are no statutes or legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not described as required and no contracts or documents of a character that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                          (v) The Company and its Subsidiaries each has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus. The Company has full power and authority (corporate and other) to enter into this Agreement and to perform its obligations hereunder. The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company (a "Material Adverse Effect").

                          (vi)    The Company's authorized, issued and
                 outstanding capital stock is as set forth in the Prospectus under the caption "Capitalization." All of the issued shares of capital stock of the Company and each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and the Common Stock conforms to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company and its Subsidiaries each has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity has any preemptive or other rights to subscribe for any of the Shares.


                         (vii)   The Plan has been duly adopted by the
                 required vote of ESIF's Board of Trustees and policyholders and is in compliance with the insurance laws of the State of Florida applicable to the reorganization of group self-insurance funds into stock property and casualty insurance companies. On August 20, 1996, ESIF submitted an application, including an initial Plan of Conversion and Recapitalization, to the Department of Insurance of the State of Florida (the "Florida DOI") for permission to convert from a group self-insurance fund to a stock insurance company. On or before September 30, 1996, ESIF gave notice of a public hearing regarding the Plan by publication in the publications set forth on Schedule II hereto. The Florida DOI held a public hearing on October 10, 1996, and issued a consent order dated November 15, 1996 (the "Order") approving the Conversion, subject to the satisfaction of certain conditions [UPDATE FOR AMENDMENT]. Other than the conditions to effectiveness set forth in the Order or in the Plan, no other approvals are required to be obtained under the Florida Insurance Code for the effectiveness of the Plan. Prior to or contemporaneously with each Time of Delivery (as hereinafter defined), each of the actions required to occur prior to the effectiveness of the Plan pursuant to the Order or the Plan will have occurred.


                          (viii) The Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other entity or association other than those listed on Exhibit 21.1 to the Registration Statement.





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                          (ix)    Except as disclosed in the Prospectus, there
                 are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or
                 (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                          (x) Since the date of the most recent audited financial statements included in the Prospectus, neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus.

                          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, (C) there has not been any change in the capital stock, or any material increase or decrease in the long-term debt or short-term debt of the Company, and (D) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, results of operations or business of the Company, in each case other than as disclosed in or contemplated by the Prospectus.

                          (xii) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus; and the certificates evidencing the Shares will comply with all applicable requirements of Florida law.

                          (xiii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement (unless an such right has been exercised or effectively waived) or any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                          (xiv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

                          (xv) The Company and its Subsidiaries each is not, nor with the giving of notice or passage of time or both would be, in violation of its Certificate of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets is subject, which default would have a Material Adverse Effect.

                          (xvi) Subject to the satisfaction of the conditions to the effectiveness of the Conversion set forth in the Plan, the issue and sale of the Shares to be issued and sold by the Company and the performance of this Agreement and the consummation of the transactions herein contemplated





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                 will not conflict with, or (with or without the giving of
                 notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or to which its properties or assets is subject, nor will such action conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Company or any statute, rule or regulation (assuming compliance with all applicable state securities or blue sky laws) or any order, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.


                          (xvii) The Company and its Subsidiaries each has good title to all personal property owned by it free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company.


                          (xviii) No consent, approval, authorization, order or
                 declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares or the consummation of the transactions contemplated by this Agreement, except: (1) the approval by the Florida DOI of the Plan, ESIF's Certificate of Incorporation and by-laws, and ESIF's application to convert to a stock insurance company, and (2) the registration of the Shares under the Act and as may be required by the National Association of Securities Dealers, Inc. or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                          (xix) Other than as disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to the knowledge of the Company, threatened (or any basis therefor) in which the Company is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect. The Company is not in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as described in the Prospectus or such as do not and will not individually or in the aggregate have a Material Adverse Effect.

                          (xx) Ernst & Young LLP and Brinton & Mendez, who have certified certain financial statements of ESIF and its Subsidiaries for the fiscal years ended March 31, 1994, 1995 and 1996, and Ernst & Young LLP who has certified certain financial statements of Summit Holding Corporation and its Subsidiaries (collectively, "SHC") for the fiscal years ended December 31, 1993, 1994 and 1995 are, and were at all times, during the periods covered by their reports included in the Registration Statement and the Prospectus, independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

                          (xxi) The financial statements and schedules (including the related notes) of ESIF and SHC and their respective Subsidiaries included in the Registration Statement, the Prospectus or any Preliminary Prospectus were prepared in accordance with generally accepted accounting principles consistently applied (or, if not consistently applied, as applied on the basis stated in such financial statements and schedules or the related notes thereto) throughout the periods involved and fairly present the financial position and results of operations of ESIF and SHC and their respective Subsidiaries at the dates and for the periods presented. The selected financial data set forth under





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                 the caption "Selected Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

                          (xxii) This Agreement has been duly authorized, executed and delivered by the Company.

                          (xxiii) None of the Company, any of its Subsidiaries,
                 or, to the knowledge of the Company, their respective officers, directors or affiliates, has (A) taken, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or
                 (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                          (xxiv) The Company has obtained for the benefit of the Company and the Underwriters from each of the directors and executive officers of the Company a written agreement that for a period of 180 days from the date of the Conversion, such director or executive officer will not, without the prior written consent of Raymond James & Associates, Inc. on behalf of the Underwriters, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase, or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable, or exchangeable for, shares of Common Stock.

                          (xxv)   Neither the Company nor any of its
                 Subsidiaries, nor, to the knowledge of the Company or any of its Subsidiaries, any other director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment kickback or other payment, unlawful under the laws of the United States or any foreign jurisdiction.

                          (xxvi) The Company and its Subsidiaries each is in compliance in all material respects with all foreign, federal, state, and local laws, ordinances, rules, and regulations (collectively, "Laws"), and the Company and its Subsidiaries each has all licenses, permits, and authorizations necessary to operate under all Laws, except where the failure to have such license, permit, or authorization would not (individually or in the aggregate with respect to all such failures) have a Material Adverse Effect and are in compliance in all material respects with all terms and conditions of such licenses, permits, and authorizations; neither the Company nor any of its Subsidiaries has authorized, conducted, or has knowledge of the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquefied gas or synthetic gas defined or regulated under any environmental law; and there is no pending or, to the knowledge of the Company and each of its Subsidiaries, threatened claim, litigation or any administrative agency proceeding, nor has the Company or any of its Subsidiaries received any written or oral notice from any governmental entity or third party, that: (A) alleges a violation of any Laws by the Company or any of its Subsidiaries; (B) alleges the Company or any of its Subsidiaries is a liable party under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9602 et seq. or any state superfund law;





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                 or (C) alleges possible contamination of the environment by the Company or any of its Subsidiaries.

                          (xxvii) The Company owns or has the right to use all
                 patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, trade secrets, proprietary or other confidential information and intangible properties and assets (collectively, "Intellectual Property Rights") necessary to conduct its business as presently conducted and as described in the Prospectus, and as the Prospectus indicates the Company proposes to conduct its business, except where the failure to own or have such rights would not have a Material Adverse Effect; and to the knowledge of the Company, the Company has not infringed and is not infringing, and the Company has not received notice of infringement with respect to, asserted Intellectual Property Rights of others and there is no infringement by others of Intellectual Property Rights of the Company, in either case which might result in a Material Adverse Effect.

                          (xxviii)  The Company is insured by insurers of
                 recognized financial responsibility against such losses and risks and in such amounts as management of the Company deems prudent and in the best interests of the Company and its shareholders; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost, except as disclosed in the Prospectus.

                          (xxix) The Company and its Subsidiaries each makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of the Company's financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (C) access to the assets of the Company is permitted only in accordance with management's authorization, and (D) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (xxx) The Company and its Subsidiaries each has filed all foreign, federal, state and local tax returns that are required to be filed by it and has paid all taxes shown as due on such returns as well as all other taxes, assessments and governmental charges that are due and payable; and no deficiency with respect to any such return has been assessed or, to the knowledge of the Company, proposed.

                          (xxxi) The Company is not and will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

                          (xxxii) The Company and its Subsidiaries each has
                 complied with all provisions of Section 517.075, Florida Statutes, relating to doing business with the Government of Cuba and certain other persons and entities.


                          (xxxiii)  As of the date of this Agreement, the
                 Company is not required to be licensed as an insurance company in any state. ESIF, U.S. Employers Insurance, Inc. and Bridgefield Casualty Insurance Company (together, the "Insurance Subsidiaries") are the only Subsidiaries of the Company that are insurance companies. Each of the Insurance Subsidiaries holds all licenses, certificates and permits from insurance departments and all other governmental authorities

                 (collectively, the "Insurance Licenses") necessary or desirable to conduct its business as presently conducted or the Company presently contemplates it will conduct its business in the future. Each of the Insurance Subsidiaries has fulfilled and performed all material obligations necessary to maintain its Insurance Licenses, and no event or events have occurred which would result in the impairment, modification, termination, or revocation of such Insurance Licenses. The Company and the Insurance Subsidiaries each have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any state insurance commission, agency or authority. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, statutes, rules, and regulations of each such jurisdiction, including, without limitation, those rules and regulations promulgated by the applicable insurance commission, agency, or authority in any such state.

                          (xxxiv) Except as set forth in the Prospectus, no
                 loss experience has occurred that would require or make it necessary or appropriate for the Company to change, alter, modify or amend the Company's methodology or assumptions relating to losses.

                          (xxxv)  All reinsurance treaties, contracts,
                 agreements, and arrangements to which the Company or any of its Subsidiaries is a party and as to which any of them reported recoverables, premiums due or other amounts in its financial statements are in full force and effect and neither the Company nor any of the Insurance Subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any material obligation, agreement, covenant or condition contained therein, which violation or default would, singularly or in the aggregate, have a Material Adverse Effect on the condition (financial or other), business, properties, net worth or results of operations of the Company
                 and the Insurance Subsidiaries taken as a whole.   Neither the
                 Company nor any of the Insurance Subsidiaries has any reason to believe that any other party to such treaties, contracts, agreements or arrangements will not or cannot perform in any material respect its duties or obligations under such treaty, contract, agreement, or arrangement, except where the failure to perform would not have a Material Adverse Effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole.




         2. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly,






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to purchase from the Company, at a purchase price of $______ per share, the number of the Firm Shares set forth opposite the name of each Underwriter on
Schedule I.


         The Company hereby grants to the Underwriters the right to purchase at their election in whole or in part up to 750,000 Optional Shares at the purchase price per share set forth in clause (a) in the paragraph above for the sole purpose of covering over-allotments in the sale of Firm Shares. If the option granted hereby is exercised in part, then the respective number of Optional Shares to be purchased by each of the Underwriters shall be determined by multiplying the total number of Optional Shares as to which such election shall have been exercised by the Underwriters by a fraction, the numerator of which is the maximum number of Optional Shares such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all Underwriters are entitled to purchase hereunder (with the resulting number to be adjusted by the Underwriters so as to eliminate fractional shares). Any such election to purchase Optional Shares may be exercised by written notice from the Underwriters to the Company, given one time within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, which date shall not be less than three or more than ten business days after such notice is given, as determined by the Underwriters, but in no event earlier than the First Time of Delivery. The Company shall furnish or cause to be furnished to the Underwriters the certificates, letters, and opinions, and to satisfy all conditions, set forth in Section 7 hereof at the Subsequent Time of Delivery (as such term is defined in Section 4, below).



         3. OFFERING BY THE UNDERWRITERS. Upon the authorization by the Underwriters of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.



         4. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Raymond James & Associates, Inc. may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters for the respective account of each such Underwriter, against payment by such Underwriter on its behalf as provided herein. Payment shall be made (i) with respect to the purchase price for the Firm Shares and any Optional Shares purchased from the Company if any Optional Shares are purchased hereunder, to the Company by official bank check or checks payable to the order of, or by wire transfer to the account of, the Company, in same day available funds against delivery of the certificates for the Firm Shares or Optional Shares purchased from the Company, as the case may be. The closing of the sale and purchase of the Shares shall be held at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, except that physical delivery of certificates for the Shares shall be made at the office of ChaseMellon Shareholder Services, L.L.C., 120 Broadway, 13th Floor, New York, New York 10271, or at such other location designated by Raymond James & Associates, Inc. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., local time, on the third (or if the Firm Shares are priced as contemplated by Rule 15c6-1(c) of the Commission, after 4:30 p.m., Washington, D.C. time, the fourth) full business day after this Agreement is executed or at such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., local time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," and such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called the "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make certificates for the Shares available for checking and packaging at least 24 hours prior to each Time of Delivery at the office of The Depository Trust Company, 55 Water Street, New York, New York 10041 or at such other location in New York, New York specified by the Underwriters in writing at least 48 hours prior to such Time of Delivery.

         5.      COVENANTS.


                 (a) COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:


                          (i) If required by the rules and regulations of the Commission, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriters, subparagraph (4)) of Rule 424(b) not later than the earlier of
                 (A) the second business day following the execution and delivery of this Agreement or (B) the fifth business day after the date on which a post-effective amendment to the Registration Statement is declared effective. The Company will advise the Underwriters promptly of any such filing.



                          (ii) The Company will not file with the Commission the Prospectus or the amendment referred to in the second sentence of Section 1(i) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Underwriters have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof, such consent not to be unreasonably delayed or withheld. The Company will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the reasonable request of the Underwriters or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the several Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule 424(b) under the Act. The Company will advise the Underwriters, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriters of each such filing or effectiveness.


                          (iii) The Company will advise the Underwriters promptly after receiving notice or obtaining knowledge of (A) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any part thereof or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto (B) the suspension of the qualification of the Shares for offer or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (C) any request made by the Commission or any securities authority of any other jurisdiction for amending the Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

                          (iv) If during the period when the delivery of a prospectus relating to the Shares is required under the Act, any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any reason it is necessary during such same period to amend or supplement the Prospectus to comply with the Act or the rules and regulations thereunder, the Company will promptly notify the Underwriters and upon their request (but at the Company's expense) prepare and file with the Commission an amendment or supplement to the

                 Prospectus that corrects such statement or omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in securities as many copies of such amended or supplemented Prospectus as the Underwriters may from time to time reasonably request. If an Underwriter is required to deliver a prospectus relating to the Shares at any time after the period when delivery of a prospectus is required under the Act, upon request of the Underwriters but at the expense of the Underwriters, the Company will prepare and deliver to the Underwriters as many copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. Neither the Underwriters' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

                          (v) The Company promptly from time to time will take such action as the Underwriters may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may request and will continue such qualification in effect for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

                          (vi) The Company will promptly provide the Underwriters, without charge, (A) two manually executed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, (B) for each other Underwriter a conformed copy of the Registration Statement as originally filed and of each amendment thereto, without exhibits, and (C) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

                          (vii) As soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter in which occurs the first anniversary of the effective date of the Registration Statement (except such date shall be the 90th day rather than the 45th day if such quarter is then the fourth fiscal quarter of the Company's fiscal year) after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement of the Company covering a period of at least 12 months beginning after the effective date of the Registration Statement (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder.


                          (viii) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Conversion, the Company will not, without the prior written consent of Raymond James & Associates, Inc., offer, pledge, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, exercisable or exchangeable for, shares of Common Stock, except (a) as provided in Section 2 and except for the issuance of Common Stock upon the exercise of stock options or warrants outstanding on the date of this Agreement to the extent that such stock options or warrants were issued pursuant to plans or agreements which are disclosed in the Prospectus, (b) the grant of options to employees or directors under existing stock option plans and the issuance of Common Stock upon the exercise thereof, or (c) as otherwise disclosed or contemplated by the Prospectus.


                          (ix) During a period of five years from the effective date of the Registration Statement, the Company will furnish to the Underwriters, without charge, (A) copies of all reports or other communications (financial or other) furnished to shareholders generally, (B) as soon as they are available, copies of any reports and financial statements furnished to or filed with the

                 Commission or the National Association of Securities Dealers, Inc. or any national securities exchange upon which trading in shares of the Common Stock is listed or reported, and (C) such additional information concerning the business and financial condition of the Company as the Underwriters may reasonably request subject to appropriate confidentiality provisions with respect to material non-public information.

                          (x) The Company will not (A) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (B) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares, or (C) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                          (xi) The Company will apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                          (xii) The Company will use its best efforts to cause the Shares to be listed on the Nasdaq National Market at each Time of Delivery and maintain such listing on a continuous basis for at least one year from the date hereof.


                         (xiii) If at any time during the period beginning on the date the Registration Statement becomes effective and ending on the later of (A) the date 25 days after such effective date (or if the Underwriter's option granted pursuant to Section 2 hereof has not been exercised by such date, then 35 days after such effective date) and (B) the date that is the earlier of (1) the date on which the Company first files with the Commission a Quarterly Report on Form 10-Q after such effective date and (2) the date on which the Company first issues a quarterly financial report to shareholders after such effective date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in the reasonable opinion of the Underwriters the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates an amendment of or supplement to the Prospectus), the Company will, after written notice from the Underwriters advising the Company to the effect set forth above, forthwith prepare, consult with the Underwriters concerning the substance of, and consult with Company counsel to determine whether or not it is advisable, under the circumstances, to disseminate a press release or other public statement, reasonably satisfactory to the Underwriters, responding to or commenting on such rumor, publication or event.



         6. EXPENSES. The Company will pay all costs and expenses incident to the performance of its respective obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 10 hereof, including, without limitation, all costs and expenses incident to (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and, if applicable, filing of the Registration Statement (including all amendments thereto), any Preliminary Prospectus, the Prospectus and any amendments and supplements thereto, and any blue sky memoranda; (ii) the delivery of copies of the foregoing documents and this Agreement to the Underwriters; (iii) the filing fees of the Commission and the National Association of Securities Dealers, Inc. relating to the Shares; (iv) the preparation, issuance and delivery to the Underwriters of any certificates evidencing the Shares, including transfer agent's and registrar's fees; (v) the qualification of the Shares for offering and sale under state securities and blue sky laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters relating thereto; (vi) any listing of the Shares on the Nasdaq National Market and (vii) any expenses for travel, lodging and meals incurred by the

Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares.

         7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of such Time of Delivery, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of their respective covenants and agreements hereunder, and to the following additional conditions precedent:


                 (a) If the registration statement as amended to date has not become effective prior to the execution of this Agreement, such registration statement shall have been declared effective not later than 5:30 p.m., St. Petersburg time, on the date of this Agreement or such later date and/or time as shall have been consented to by the Underwriters in writing. If required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing and in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Company and the Underwriters, threatened or contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Underwriters.

                 (b) Holland & Knight, counsel for the Underwriters, shall have furnished to the Underwriters such opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares being delivered at such Time of Delivery, the Registration Statement, the Prospectus, and other related matters as the Underwriters may reasonably request, and the Company shall have furnished to such counsel such documents as such counsel or the Underwriters request prior to such Time of Delivery for the purpose of enabling them to pass upon such matters.


                 (c) The Underwriters shall have received an opinion, dated at each Time of Delivery, of Alston & Bird LLP, to the effect that:


                          (i) The Company and each of its Subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each other jurisdiction other than Florida in which it owns or leases property, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

                          (ii) The Company has no subsidiaries other than those listed on Exhibit 21.1 to the Registration Statement and, to the knowledge of such counsel, does not have any ownership interest in any partnership, joint venture, or other entity or association.

                          (iii) Except as disclosed in the Prospectus, to the knowledge of such counsel there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights, or options.

                          (iv) Except as disclosed in the Prospectus, to the knowledge of such counsel there are no contracts, agreements, or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the

                 Company to include such securities in the securities registered pursuant to the Registration Statement (or any such right has been effectively exercised or waived) or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                          (v) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act.

                          (vi) The Company is not, nor with the giving of notice or passage of time or both, will it be, in violation of its Articles of Incorporation or Bylaws or in default under any indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which the Company is a party or to which any of its properties or assets is subject and which in each instance is an exhibit to the Registration Statement.


                          (vii) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument known to such counsel to which the Company is party or to which any of its properties or assets is subject, nor will such action conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company or any federal statute, rule or regulation normally applicable to transactions of the type herein contemplated, or to the knowledge of such counsel, any other statute, rule or regulation (assuming compliance with all applicable state securities or blue sky laws) or, to the extent known to such counsel, any order, judgment, or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets (it being understood that such counsel need not express any opinion with regard to insurance regulatory matters or, under this paragraph, compliance with federal securities laws).

                          (viii) No consent, approval, authorization, order, or declaration of or from, or registration, qualification or filing with, any federal court or governmental agency or body, or to the knowledge of such counsel, any other court or governmental agency or body, is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and the rules and regulations thereunder and such as may be required by the National Association of Insurance Dealers, Inc. or under state securities or blue sky laws in connection with the offer, sale, and distribution of the Shares by the Underwriters (it being understood that such counsel need not express any opinion with regard to insurance regulatory matters).


                          (ix) To such counsel's knowledge and other than as disclosed in or contemplated by the Prospectus, (A) there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or threatened (or any reasonable basis therefor) in which the Company or any of its Subsidiaries is a party or of which any of its properties or assets is the subject which, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (B) neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any foreign or domestic statute, rule, regulation, order, judgment or decree, (excluding any insurance law, rule, regulation, order, judgment or decree).

                         (x) This Agreement has been duly authorized, executed and delivered by the Company.

                          (xi) The Registration Statement and the Prospectus and each amendment or supplement thereto (other than the financial statements and related schedules and other financial and statistical data therein and the section therein entitled "Underwriting," as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings (excluding insurance and Florida laws, regulations, and governmental proceedings, as to which such counsel need not express an opinion), or contracts and other documents are accurate in all material respects and fairly present the information required to be shown, and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

                          (xii) The Registration Statement is effective under the Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

                          (xiii) The Company is not, and will not be as a result of the consummation of the transactions contemplated by this Agreement, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

                 In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on warranties, representations and certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdiction other than Georgia or the United States, to the extent satisfactory in form and scope to counsel for the Underwriters, upon the opinion of local counsel satisfactory to counsel for the Underwriters, provided that such counsel states such counsel believes that the Underwriters are justified in relying upon such opinion and copies of such opinion are delivered to the Underwriters and counsel for the Underwriters.


                 In addition, such counsel shall state that (i) based solely upon a letter from The Nasdaq Stock Market to the Company attached to such counsel's opinion, the Firm Shares and the Optional Shares have been approved for quotation on The Nasdaq National Market upon issuance, (ii) based solely upon a certificate of officers of the Company, no securities of the Company have previously been offered or sold to any person who is not a Florida resident, except in connection with the transactions contemplated by this Agreement and
(iii) such counsel has participated in conferences with officers and other representatives of the Company and the Underwriters and their counsel during which the contents of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the information that such counsel developed in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law, nothing came to their attention that caused them to believe that the Registration Statement or the Prospectus (other than the financial statements and schedules and the other financial and statistical data therein, as to which such counsel need express no belief), on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (d) The Underwriters shall have received an opinion, dated at each Time of Delivery, of McConnaughhay, Roland, Maida & Cherr, P.A., to the effective that:


                          (i) The Company and each of its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of Florida and has the corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company has the corporate power and authority to enter into this Agreement and perform its obligations hereunder.

                          (ii)    The Company's authorized, issued and
                 outstanding capital stock is set forth in the Prospectus. All of the issued shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the Common Stock contained in the Prospectus. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company) has any statutory preemptive or, to the knowledge of such counsel, other rights to subscribe for any of the Shares. All offers and sales of the Company's capital stock outstanding prior to the date hereof were the subject of an available exemption from the registration or qualification requirements of the Florida securities or blue sky laws (to the extent such offers and sales were subject to such Florida laws).

                          (iii) The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and nonassessable and will conform to the description of the Common Stock contained in the Prospectus, and the certificates evidencing the Shares comply with all requirements of applicable law.

                          (iv)    ESIF holds such insurance licenses,
                 certificates and permits from governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of its business as described in the Prospectus, and the Company and ESIF have fulfilled and performed all obligations necessary to maintain the Insurance Licenses. Neither the Company nor ESIF has received any notice of, and such counsel has no knowledge of, any action, suit, proceeding, or investigation, and to the best knowledge of such counsel there has been no threatened action, suit, proceeding or investigation, that could reasonably be expected to result in the revocation, termination or suspension of any Insurance Licenses.

                          (v) The issue and sale of the Shares being issued at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not violate any Florida statute, rule, or regulation, or to the extent known to such counsel, any order, judgment, or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets related to insurance regulatory matters.

                          (vi) No consent, approval, authorization, order, or declaration of or from, or registration, qualification or filing with, any Florida court or Florida governmental agency or body or to the knowledge of such counsel from any other court, governmental agency or body related to insurance regulatory matters is required for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Florida Insurance Code and the rules and regulations thereunder.


                          (vii) The Plan has been duly adopted by the required vote of ESIF's Board of Trustees and members and is in compliance with the insurance laws of the State of Florida applicable to the reorganization of group self-insurance funds into stock property and casualty insurance companies. Other than the conditions to effectiveness set forth in the Order or in the Plan, no other approvals are required to be obtained under the Florida Insurance Code for the effectiveness of the Plan. Prior to or contemporaneously with the First Time of Delivery (as hereinafter defined) each of the actions required to occur prior to the effectiveness of the Plan pursuant to the Order or the Plan will have occurred.

                          (viii) To such counsel's knowledge and other than as disclosed in or contemplated by the Prospectus, neither the Company nor any of its Subsidiaries is in violation of, or in default with respect to, any Florida statute, rule, regulation, order, judgment or decree, or as to insurance regulatory matters, any other statute, rule, regulation, order, judgment or decree.

                          (ix) The descriptions in the Registration Statement and the Prospectus of insurance-related and Florida laws and regulations and governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any insurance related or Florida laws or regulations or governmental proceedings required to be described in the Registration Statement or Prospectus that are not described as required.

                 In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on warranties, representations and certificates of responsible officers of the Company and public officials.

                 In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the Underwriters and their counsel during which the contents of the Registration Statement and the Prospectus and related matters were discussed and reviewed, and, although such counsel has not independently verified and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the information that such counsel developed in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law, nothing came to their attention that caused them to believe that the Registration Statement or the Prospectus, on such effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


                 (e) The Underwriters shall have received from Ernst & Young LLP and Brinton & Mendez letters as of the date hereof and as of the Effective Date and each Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect set forth in Annex I and Annex II hereto, respectively. In the event that the letters referred to in this Section 7(e) set forth any changes, decreases or increases in the items specified in clause
(iii) of Annex I, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation by the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (ii) such changes, decreases, or increases do not, in the reasonable judgment of the Underwriters, make it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date of such letter.


                 (f) Since the date of the latest audited financial statements included in the Prospectus, the Company and its Subsidiaries shall not have sustained (i) any loss or interference with their respective businesses from fire, explosion, flood, hurricane or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as disclosed in or contemplated by the Prospectus, or
(ii) any change, or any development involving a prospective change (including without limitation a change in management or control of the Company) in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company and its Subsidiaries, otherwise than as disclosed in or contemplated by the Prospectus, the effect of which, in either such case, is in the reasonable judgment of the

Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the purchase, sale, and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.

                 (g) Subsequent to the date hereof there shall not have occurred any of the following: (i) any suspension or limitation in trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange or in the Common Stock by the Commission or The Nasdaq Stock Market; (ii) a moratorium on commercial banking activities in New York or Florida declared by either federal or state authorities; or (iii) any outbreak or escalation of hostilities involving the United States, declaration by the United States of a national emergency or war or any other national or international calamity or emergency if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Underwriters makes it impractical or inadvisable to proceed with the purchase, sale and delivery of the Shares being delivered at such Time of Delivery as contemplated by the Registration Statement, as amended as of the date hereof.


                 (h) The Company shall have furnished to the Underwriters at such Time of Delivery certificates of officers of the Company, reasonably satisfactory to the Underwriters, as to the accuracy in all material respects of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (f) of this
Section 7, and as to such other matters as the Underwriters may reasonably request.


                 (i) The Shares shall have been approved for quotation on the Nasdaq National Market.


         8.      INDEMNIFICATION AND CONTRIBUTION.


                 (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement;
(ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. The obligations of the Company to indemnify the Underwriters (or any controlling person of such Underwriter) pursuant to this indemnity agreement are subject to the condition that, insofar as such losses, claims, damages, liabilities or expenses relate to any such untrue statement, alleged untrue statement, omission or alleged omission made in a Preliminary Prospectus that is corrected in the Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting such losses, liabilities, claims, damages or expenses purchased the Shares in the Offering, if (i) such Underwriter failed to deliver a copy of the Prospectus to such person at or prior to the time delivery of the

Prospectus as is required by the Act, unless such failure was due to the failure by the Company to provide copies of the Prospectus to such Underwriter; and (ii) the delivery of such Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities or expenses asserted by such person. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect to which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

                 (b) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.


                 (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action oh behalf of such indemnified party, provided, further, however, that the Company shall be liable for the fees and expenses of only one separate firm of attorneys (in addition to local counsel) for all indemnified parties at any time in connection with any action, suit or proceeding, or in a series of separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations and circumstances. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 8(c) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.



                 (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.


                 (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.



         9.     DEFAULT OF UNDERWRITER.


                 (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, the Underwriters in their discretion may arrange for their or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Shares, the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company that they have so arranged for the purchase of such Shares, or the Company notifies the Underwriters that they have so arranged for the purchase of such Shares, the Underwriters or the Company shall have the right to postpone a Time of Delivery for a period of not more than seven days in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus that in the opinion of the Underwriters may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10.     TERMINATION.

                 (a) This Agreement may be terminated with respect to (i) the Firm Shares or (ii) any Optional Shares, in the sole discretion of the Underwriters, by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that
(a) any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied, or (b) the Company shall have failed, refused or been unable to deliver the Shares or to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable counsel fees and disbursements) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares. The Company shall not in any event be liable to any of the Underwriters for the loss of expected profits from the transactions covered by this Agreement.

                 (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by the Underwriters and the Company as provided in Section 9(a), the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) to require non-defaulting Underwriter to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter to the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in
Section 8(e) or the Company or any officer or director or controlling person of the Company referred to in Section 8(e), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.


         12. NOTICES. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed, delivered or telecopied and confirmed in writing to the Underwriters in care of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716,
Attention: Fred E. Whaley, with a copy to Holland & Knight, 400 North Ashley Drive, Tampa, Florida 33602, Attention: Michael L. Jamieson, Esq.; and if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at 2310 A-Z Park Road, Lakeland, Florida 33601,
Attention: William B. Bull with a copy to Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia 30309- 3424, Attention: M. Hill Jeffries, Esq.

         13. ACTION BY THE UNDERWRITERS. Any action under this Agreement taken by Raymond James & Associates, Inc. will be binding upon the Underwriters.

         14. BINDING EFFECT. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and to the extent provided in Sections 8 and 10 hereof, the officers and directors and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any provisions regarding conflicts of laws.

         16. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by Raymond James & Associates, Inc., on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Master Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

                                        Very truly yours,

                                        SUMMIT HOLDING SOUTHEAST, INC.


                                        By:
                                            -------------------------------

                                        Title:
                                              -----------------------------

The foregoing Agreement is hereby confirmed and accepted as of the date first written above at March ____, 1997.


RAYMOND JAMES & ASSOCIATES, INC.


By:  Raymond James & Associates, Inc.


By:__________________________________________
     On behalf of each of the Underwriters

                                   SCHEDULE I

                                                          Maximum
                                                          Number of
                                                          Optional Shares
                                                          to be Purchased
                                            Number of     Upon Exercise
                                           Firm Shares    of
                                              to be       Over-Allotment
 Underwriter                                Purchased     Option
 -----------                                ---------     ------
 Raymond James & Associates, Inc.
 ABN AMRO Chicago Corporation

                                  SCHEDULE II

                       PUBLIC HEARING NOTICE PUBLICATIONS

                                    ANNEX I


         Pursuant to Section 7(e) of the Underwriting Agreement, Ernst & Young LLP shall furnish a letter to the Underwriters to the effect that:


                 (i) they are independent public accountants with respect to the Company within the meaning the Act and the applicable published rules and regulations thereunder;

                 (ii) in their opinion, the financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                 (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements of the Company included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on the basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                          (B) the unaudited amounts for sales, net revenues and total and per share amounts of net income included in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for those same periods or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus;

                          (C) as of a specified date not more than five days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of options which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in inventories or the long-term debt or short-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                          (D) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A) there were any decreases in net sales or operating income or the total or per share amounts of net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur which are described in such letter; and

                 (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company, included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.

                                    ANNEX II

         Pursuant to Section 7(e) of the Underwriting Agreement, Brinton & Mendez shall furnish a letter to the Underwriters to the effect that:


                 (i) they are independent public accountants with respect to the Company within the meaning the Act and the applicable published rules and regulations thereunder;

                 (ii) in their opinion, the financial statements and schedules audited by them and included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder;

                 (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) the unaudited financial statements of the Company included in the Registration Statement and the Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder or are not in conformity with generally accepted principles applied on the basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                          (B) the unaudited amounts for sales, net revenues and total and per share amounts of net income included in the Registration Statement and the Prospectus do not agree with the amounts set forth in the unaudited financial statements for those same periods or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus;

                          (C) as of a specified date not more than five days prior to the date of such letter, there were any changes in the capital stock (other than the issuance of capital stock upon exercise of options which were outstanding on the date of the latest balance sheet included in the Prospectus) or any increase in inventories or the long-term debt or short-term debt of the Company, or any decreases in net current assets or net assets or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

                          (D) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (A) there were any decreases in net sales or operating income or the total or per share amounts of net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur which are described in such letter; and





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                 (iv)     In addition to the audit referred to in their
         report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company, included in the Registration Statement and the Prospectus, or which appear in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

         References to the Registration Statement and the Prospectus in this Annex I shall include any amendment or supplement thereto at the date of such letter.





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